UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

 United Fire Group Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids	Iowa	52401
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (319) 399-5700
_______________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2022, United Fire Group, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Filing") to announce that Randy Ramlo had decided to retire as President, Chief Executive Officer of the Company, effective October 31, 2022. This amendment to the Original Filing is being filed to provide information regarding a Retirement Agreement between Mr. Ramlo and the Company, entered into on July 6, 2022.

The Retirement Agreement describes the terms of Mr. Ramlo’s remaining employment Company, which will end on October 31, 2022 (the "Retirement Date"), or upon such earlier date as may be determined by the Board of Directors of the Company. On such date, Mr. Ramlo will be deemed to have resigned as President, Chief Executive Officer of the Company and as a member of the Board of Directors. The Company may terminate the employment of Mr. Ramlo after the date of the Retirement Agreement and prior to the Retirement Date only for "Cause" as such term is defined in the Change in Control Severance Agreement between Mr. Ramlo and the Company dated February 12, 2014.

Pursuant to the terms of the Retirement Agreement, the Company will provide certain compensation arrangements, including: (1) the Company will continue to pay Mr. Ramlo his base salary and provide regular employee benefits through the Retirement Date, and on the Retirement Date will pay Mr. Ramlo for his accrued paid time off, if any, consistent with the Company’s standard practices with respect to terminating employees; (2) Mr. Ramlo will be paid his bonus for 2022 earned under the Company’s Annual Incentive Plan, as and when such bonus would otherwise be paid by the Company in 2023, prorated for a partial year of employment ending on the Retirement Date; and (3) all unvested restricted stock units and stock options held by Mr. Ramlo with respect to the common stock of the Company will be vested on the Retirement Date and the exercise period on all stock options held by Mr. Ramlo with respect to the common stock of the Company will be extended to October 31, 2024. All Company performance stock units held by Mr. Ramlo and unvested on the Retirement Date will lapse and terminate as of that date, and Mr. Ramlo will receive no award under the Company’s Long Term Incentive Plan for the three-year performance cycle beginning January 2022.

Pursuant to the terms of the Retirement Agreement, Mr. Ramlo agreed to release the Company from all claims, subject to certain exceptions, and agreed to be bound by non-compete and non-solicitation covenants.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit 99.1	Retirement Agreement between United Fire Group, Inc. and Randy Ramlo dated July 6, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	July 12, 2022	/s/ Eric J. Martin
Eric J. Martin, Chief Financial Officer

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